Exhibit 6.10

Page 1 of 3
OFFICIAL RECORDS OF WAKE COUNTY
Tammy L. Brunner, Register of Deeds
09/09/2025 03:35 PM Fee: $904.00 Excise Tax: $878.00

NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax: $878.00
Real Estate ID: 0227540 Verified by __________ County on the _____ day of ________________, 20___

By: Jackson Law, PC 3605 Glenwood Avenue, Ste. 480, Raleigh, NC 27612

Mail/Box to: Grantee

This instrument was prepared by: Jackson Law, PC 3605 Glenwood Avenue, Ste. 480, Raleigh, NC 27612 [/s/JJ]

Brief description for the Index: Lot 29, Ph 2, Wyngate

THIS DEED made this 8th day of September, 2025, by and between:

GRANTOR	GRANTEE

Acre Home Operations LLC, a Delaware limited liability company	Wahed Financial LLC, a Delaware limited liability company

Mailing address:

212 W. Main St., Ste. 200, PMB 203	27 East 28th St., 8th Floor
Durham, NC 27701	New York, NY 10016

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in the City of Raleigh, Wake County, North Carolina and more particularly described as follows:

BEING all of Lot 29, Phase 2, Wyngate Subdivision, as shown on plat recorded in Book of Maps 1996, Page 1545-1546, Wake County Registry.

Property Address: 8820 Waynick Drive, Raleigh, NC 27617

REID: 0227540

The property hereinabove described was acquired by Grantor by instrument recorded in Book 19994, Page 1786.

All or a portion of the property herein conveyed includes or _x_ does not include the primary residence of a Grantor.

A map showing the above-described property is recorded in Book of Maps 1996, Page(s) 1545-1546,

submitted electronically by “Jackson Law, P.C.”
in compliance with North Carolina statutes governing recordable documents and the terms of the submitter agreement with the wake county Register of Deeds.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

Granter covenants with the Grantee, that Grantor is seized of real property in fee simple, has done nothing to impair such title as Grantor received, and that Granter will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated. Title to the property hereinabove described is subject to the following exceptions:

1)	The lien of ad valorem taxes for the current year and thereafter;

2)	Easements of record affecting the property;

3)	Restrictive covenants of record affecting the property

IN WITNESS WHEREOF, the Grantor has duly executed the foregoing as of the day and year first above written.

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Signature page attached hereto

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Acre Home Operations LLC, a Delaware limited liability company

By:	/s/ Michael Schneider
Michael Schneider, Manager

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

I, Peter J. Crawford, a Notary Public, certify that Michael Schneider, Manager of Acre Home Operations LLC personally came before me this day and acknowledgcd that he/she is Manager of Acre Home Operations LLC, a Limited Liability Company, and that he/she, as Manager, being authorized to do so, executed the foregoing on behalf of the Limited Liability Company.

Witness my hand and official seal this 8th day of September, 2025.

/s/ Peter J. Crawford
Official Signature of Notarv
Printed or typed name of Notary Peter J Crawford

My Commission Expires: 21 July 2030